Exhibit 99.2

REVISED PROXY CARD

Spree Acquisition Corp. 1 LIMITED.
1922 Wildwood Place NE

Atlanta, GA 30324

EXTRAORDINARY GENERAL MEETING IN LIEU OF 2023 ANNUAL

GENERAL MEETING OF THE COMPANY
JUNE 12, 2023

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

Spree Acquisition Corp. 1 LIMITED.

THIS REVISED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING IN LIEU OF 2023 ANNUAL

GENERAL MEETING OF THE COMPANY TO BE HELD ON JUNE 12, 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, dated May 15, 2023, (the “Proxy Statement”) in connection with the extraordinary general meeting in lieu of 2023 annual general meeting of Spree Acquisition Corp. 1 Limited (the “Company”) and at any adjournments thereof (the “Meeting”) to be held at 9:00 a.m. Eastern time/ 4:00 p.m. local (Israeli) time on Monday, June 12, 2023 at Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608, and via live webcast, or at such other time, on such other date and at such other place at which the Meeting may be adjourned or postponed, for the sole purpose of considering and voting upon the following proposals, and hereby appoints Eran (Rani) Plaut and Shay Kronfeld, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of the Company registered in the name provided, held of record as of Monday, May 15, 2023, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4 AND PROPOSAL NO. 5, CONSTITUTING THE ARTICLES EXTENSION PROPOSAL, THE TRUST EXTENSION PROPOSAL, THE CONVERSION AMENDMENT PROPOSAL, THE DIRECTOR ELECTION PROPOSAL AND THE ADJOURNMENT PROPOSAL, RESPECTIVELY.

PLEASE MARK, SIGN, DATE AND RETURN THIS REVISED PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting in lieu of 2023 Annual General Meeting, to be held on June 12, 2023:

The notice of meeting, the Proxy Statement, the accompanying Proxy Statement Supplement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at https://www.cstproxy.com/spree1/2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4 AND, IF PRESENTED, PROPOSAL NO. 5.	Please mark ☒ votes as indicated in this example

Proposal No. 1 – Articles Extension Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve, by way of special resolution, an amendment to the Company’s amended and restated memorandum and articles of association in the form set forth in Annex A of the accompanying proxy statement, to extend the date by which the Company would be permitted to consummate an initial business combination from June 20, 2023 to March 20, 2024, as well as to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date, pursuant to the resolution set forth in Proposal No. 1 of the accompanying proxy statement.	☐	☐	☐

Proposal No. 2 – Trust Extension Proposal	FOR	AGAINST	ABSTAIN
A proposal to amend the Company’s investment management trust agreement, dated as of December 15, 2021, by and between the Company and Continental Stock Transfer & Trust Company, to extend the date by which the Company would be permitted to consummate a business combination from June 20, 2023 to March 20, 2024 or such earlier date as may be determined by the Board, in its sole discretion, pursuant to the resolution set forth in Proposal No. 2 of the accompanying proxy statement.	☐	☐	☐

Proposal No. 3 – Conversion Amendment Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve, by way of special resolution, an amendment to the Company’s amended and restated memorandum and articles of association in the form set forth in Annex C of the accompanying proxy statement to provide that the existing restriction that prevents the issuance of additional shares that would vote together with the Company’s publicly held Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), on a proposal to approve the Company’s initial business combination, will not apply to the issuance of Class A ordinary shares upon conversion of the Company’s Class B ordinary shares, par value $0.0001 per share, where the holders of the converted shares waive their rights to proceeds from the Company’s trust account, pursuant to the resolution set forth in Proposal No. 3 of the accompanying proxy statement.	☐	☐	☐

Proposal No. 4 – Director Election Proposal [Holders of Founder Shares ONLY]	FOR	AGAINST	ABSTAIN
A proposal to approve, by way of ordinary resolution of the holders of the Class B ordinary shares in the capital of the Company, the reappointment of each of Eran (Rani) Plaut, Joachim Drees, Steven Greenfield, David Riemenschneider, and Philipp von Hagen until the second succeeding annual general meeting of the Company to be held in 2024 or until their successors are appointed and qualified pursuant to the resolution set forth in Proposal No. 4 of the accompanying proxy statement.	☐	☐	☐

Proposal No. 5 – Adjournment Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve, by way of ordinary resolution, the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4, pursuant to the resolution set forth in Proposal No. 5 of the accompanying proxy statement.	☐	☐	☐

Date: _______________, 2023

Signature

Signature (if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4 AND PROPOSAL NO. 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.